UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 28, 2017
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On November 28, 2017, Blucora, Inc. (the "Company" or “Blucora”) and most of its direct and indirect domestic subsidiaries (in their capacity as guarantors and referred to herein as the “Guarantors”) entered into the First Amendment (the "First Amendment") with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (in such capacity, the "Agent"), and each lender party to the First Amendment (collectively, the "Lenders"). The First Amendment amended the Credit Agreement (the "Credit Agreement") dated May 22, 2017, entered into among Blucora, the Guarantors, the Agent and the lenders party to the Credit Agreement.

Under the terms of the First Amendment, Blucora obtained refinancing term loans (the "Refinancing Term Loans") to refinance in full all term loans outstanding under the Credit Agreement immediately prior to the effectiveness of the First Amendment, which was $350,000,000 (the “Existing Term Loans”), with the proceeds of the Refinancing Term Loans. With the exception of the interest rate, the Refinancing Terms Loans have the same terms as the Existing Term Loans, which were described on a Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on May 23, 2017. Under the Existing Term Loans, the applicable margin was 3.75% for Eurodollar Rate Loans and 2.75% for ABR Loans. Under the Refinancing Term Loans, the applicable margin is 3.0% for Eurodollar Rate Loans and 2.0% for ABR Loans. Blucora will pay fees and expenses associated with the First Amendment.

Consistent with the Credit Agreement, the Company may prepay amounts under the Refinancing Term Loans, subject to certain restrictions and costs specified in the Credit Agreement. As set forth in more detail in the Credit Agreement as amended by the First Amendment, in the event that the Refinancing Term Loans are prepaid, refinanced, substituted or replaced in whole or in part in connection with a transaction pursuant to which the Company or any of its subsidiaries that are guarantors incur indebtedness with an all-in yield that is less than that applicable to the Refinancing Term Loans on or before six months from November 28, 2017, or the Company enters into any amendment to the Credit Agreement that reduces the all-in yield on or before six months from November 28, 2017, the Company would be required to pay a prepayment premium equal to 1.00% of the amount prepaid.

The foregoing description of the First Amendment is a summary, does not purport to be a complete description of the terms of the First Amendment, and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On November 29, 2017, the Company issued a press release regarding the transactions contemplated by the Credit Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

10.1
First Amendment, dated November 28, 2017, among Blucora, Inc., as borrower, and most of its direct and indirect domestic subsidiaries, as guarantors, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and each lender party to the First Amendment

99.1	Press release dated November 29, 2017

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "anticipate," "believe," "plan," "project," "expect," "future," "intend," "may," "will," "should," "could," "would," "estimate," "predict," "potential," "continue," and similar expressions. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with the Company’s strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s existing debt obligations. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary